SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ /  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))

                         COMPLETE WELLNESS CENTERS, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                              FOR IMMEDIATE RELEASE

Contact:                                                 NASDAQ SCM: CMWL, CMWLW
Joseph Raymond, Jr., Chairman and CEO
Complete Wellness Centers, Inc.
(407)-673-3073

            COMPLETE WELLNESS CENTERS, INC. ANNOUNCES POSTPONEMENT OF
                          ANNUAL SHAREHOLDERS' MEETING

         WINTER PARK, FL - November 5, 1999 - The new management of Complete Wellness Centers, Inc. ("CWC"), the largest nationwide organization of integrated medical centers, announced today that its annual shareholders' meeting scheduled for Monday, November 8, 1999 has been postponed due to a lack of a quorum of votes.

         Joe Raymond, Chairman and Chief Executive Officer, said, "We will announce the new meeting date next week. All shareholders should be receiving new proxy cards in order to vote their shares. We appreciate the participation of all those who voted."

Complete Wellness Centers, Inc., a multi-disciplinary physician practice management company, now manages 83 Complete Wellness Medical Centers, all of which provide both traditional and alternative healthcare services. The Company's common stock and warrants trade on the NASDAQ Small Cap market under the symbols, CMWL and CMWLW, respectively.

The Company, from time to time, may discuss forward-looking information. This press release contains forward-looking statements, which are estimates by the Company's management. Such statements are subject to various risks and uncertainties that may be beyond the Company's control, and may cause results to differ from management's current expectations and should not be relied upon by the investors in the Company. Prospective investors may contact Michael Brigante, Chief Financial Officer of the Company, to obtain copies of the prospectuses, which include certain information about the offerings.

                              FOR IMMEDIATE RELEASE

Contact:                                                 NASDAQ SCM: CMWL, CMWLW
Joseph Raymond, Jr., Chairman and CEO
Complete Wellness Centers, Inc.
(407)  673-3073

              COMPLETE WELLNESS CENTERS, INC. ANNOUNCES NEW DATE OF ANNUAL SHAREHOLDERS' MEETING TO BE NOVEMBER 29, 1999

         WINTER PARK, FL - November 10, 1999 - The new management of Complete Wellness Centers, Inc. ("CWC"), the largest nationwide organization of integrated medical centers, announced today that its annual shareholders meeting has been rescheduled for Monday, November 29, 1999 at 10:00 a.m. at the corporate office.

         Joe Raymond, Chairman and Chief Executive Officer, said, "We are looking forward to the annual shareholders' meeting and anticipate the coming year to be a pivotal year in the history of the Company. All shareholders should be receiving a new proxy card in the coming days. We invite everyone who voted to please vote again and hope all those who did not vote will participate."

Complete Wellness Centers, Inc., a multi-disciplinary physician practice management company, now manages 83 Complete Wellness Medical Centers, all of which provide both traditional and alternative healthcare services. The Company's common stock and warrants trade on the NASDAQ Small Cap market under the symbols, CMWL and CMWLW, respectively.

The Company, from time to time, may discuss forward-looking information. This press release contains forward-looking statements, which are estimates by the Company's management. Such statements are subject to various risks and uncertainties that may be beyond the Company's control, and may cause results to differ from management's current expectations and should not be relied upon by the investors in the Company. Prospective investors may contact Michael Brigante, Chief Financial Officer of the Company, to obtain copies of the prospectuses, which include certain information about the offerings.

                         COMPLETE WELLNESS CENTERS, INC.
                       1964 HOWELL BRANCH ROAD, SUITE 202            [LOGO]
                              WINTER PARK, FL 32792
                                 (407) 673-3073

                                                             November 10, 1999

Dear Shareholder:

     The annual shareholders' meeting has been rescheduled for Monday, November 29, 1999 at 10:00 a.m. at the corporate office in Winter Park, Florida.

     On Friday, November 5, 1999, we announced that the annual shareholders' meeting scheduled for Monday, November 8, 1999, had been postponed due to a lack of a quorum of votes. We appreciate the participation of all those who voted.

     Today, we announced that the annual shareholders' meeting has been rescheduled for Monday, November 29, 1999, at 10:00 a.m. at the corporate office.

     We are looking forward to the annual shareholders' meeting and anticipate the coming year to be a pivotal year in the history of the Company. All shareholders should be receiving a new proxy card in the coming days. We invite everyone who voted to please vote again and hope all those who did not vote will participate. Thank you for your continued support.

Sincerely,

/s/ Joe Raymond
Joe Raymond
Chairman and CEO
Complete Wellness Centers, Inc.